LOAN AGREEMENT
                           for a loan in the amount of
                                 $32,000,000.00

                               MADE BY AND BETWEEN

                      SILVER MESA AT PALOMINO PARK LLC 4600
                         South Ulster Street, Suite 350
                             Denver, Colorado 80237

                                       AND

                          KEYBANK NATIONAL ASSOCIATION,
                         a national banking association
                            1675 Broadway, Suite 400
                             Denver, Colorado 80202




                          Dated as of December 20, 2000


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                                TABLE OF CONTENTS

ARTICLE 1 INCORPORATION OF RECITALS AND EXHIBITS...............................1
1.1      Incorporation of Recitals.............................................1
1.2      Incorporation of Exhibits.............................................1
ARTICLE 2 DEFINITIONS..........................................................2
2.1      Defined Terms.........................................................2
2.2      Other Definitional Provisions.........................................7
ARTICLE 3 BORROWER'S REPRESENTATIONS AND WARRANTIES............................7
3.1      Representations and Warranties........................................7
3.2      Survival of Representations and Warranties...........................10
ARTICLE 4 LOAN AND LOAN DOCUMENTS.............................................11
4.1      Agreement to Borrow and Lend; Lender's Obligation to Disburse........11
4.2      Loan Documents.......................................................11
4.3      Term of the Loan.....................................................13
4.4      Prepayments..........................................................13
4.5      Required Principal Payments..........................................14
ARTICLE 5 INTEREST............................................................14
5.1      Interest Rate........................................................14
ARTICLE 6 COSTS OF MAINTAINING LOAN...........................................16
6.1      Increased Costs and Capital Adequacy.................................16
6.2      Borrower Withholding.................................................17
ARTICLE 7 LOAN EXPENSE AND ADVANCES...........................................17
7.1      Loan and Administration Expenses.....................................17
7.2      Commitment Fee.......................................................18
7.3      Lender's Attorneys' Fees and Disbursements...........................18
7.4      Time of Payment of Fees and Expenses.................................18
7.5      Expenses and Advances Secured by Loan Documents......................18
7.6      Right of Lender to Make Advances to Cure Borrower's Defaults.........18
ARTICLE 8 REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN...................19
8.1      Conditions Precedent.................................................19
ARTICLE 9 BORROWER'S AGREEMENTS...............................................22
9.1      Borrower further covenants and agrees as follows:....................22
ARTICLE 10 CASUALTIES AND CONDEMNATION........................................26
10.1     Lender's Election to Apply Proceeds on Indebtedness..................26
10.2     Borrower's Obligation to Rebuild and Use of Proceeds Therefor........27
ARTICLE 11 ASSIGNMENTS BY LENDER AND BORROWER.................................28
11.1     Assignments and Participations.......................................28
11.2     Prohibition of Assignments and Transfers by Borrower.................28
11.3     Prohibition of Transfers in Violation of ERISA.......................28
11.4     Successors and Assigns...............................................29
ARTICLE 12 TIME OF THE ESSENCE................................................29
12.1     Time is of the Essence...............................................29
ARTICLE 13 EVENTS OF DEFAULT..................................................29
13.1     Events of Default....................................................29


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ARTICLE 14 LENDER'S REMEDIES IN EVENT OF DEFAULT..............................31
14.1     Remedies Conferred Upon Lender.......................................31
ARTICLE 15 EVENTS OF DEFAULT..................................................32
15.1     Full Payment.........................................................32
15.2     Partial Releases.....................................................32
ARTICLE 16 GENERAL PROVISIONS.................................................32
16.1     Captions.............................................................32
16.2     .Modification; Waiver................................................33
16.3     Governing Law........................................................33
16.4     Acquiescence Not to Constitute Waiver of Lender's Requirements.......33
16.5     Disclaimer by Lender.................................................33
16.6     Partial Invalidity; Severability.....................................33
16.7     Definitions Include Amendments.......................................33
16.8     Entire Agreement.....................................................34
16.9     Waiver of Damages....................................................34
16.10    Claims Against Lender................................................34
16.11    Jurisdiction.........................................................34
16.12    Set-Offs.............................................................35
ARTICLE 17 NOTICES............................................................35
ARTICLE 18 WAIVER OF JURY TRIAL...............................................37


Exhibit A         Legal Description of Land
Exhibit B         Permitted Exceptions
Exhibit C         Title Requirements
Exhibit D         Form of Survey Certification
Exhibit E         Insurance Requirements
Exhibit F         Budget
Exhibit G         LIBOR Notice

                                 LOAN AGREEMENT

                            Project Commonly Known as
                         "Silver Mesa at Palomino Park"

     THIS LOAN AGREEMENT ("Agreement") is made as of December 20, 2000, by and between SILVER MESA AT PALOMINO PARK LLC, a Colorado limited liability company ("Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns ("Lender").

                              W I T N E S S E T H:

                                    RECITALS

     A. Borrower is the owner in fee simple of a parcel of real property situated in the County of Douglas, State of Colorado, which land is legally described in Exhibit A attached hereto (the "Land"), upon which has been constructed a residential townhouse project consisting of two hundred sixty-four
(264) residential units located in fifty-four (54) two story buildings with attached garages and surface parking for six hundred seventy-nine (679) cars and an amenity package which includes a clubhouse, pool and laundry facilities commonly known as "Silver Mesa at Palomino Park." All improvements now located or hereinafter constructed on the Land are hereinafter referred to as the "Improvements," together with the Land being hereinafter referred to as the "Project."

     B. Borrower intends to submit the Project in phases to condominium ownership pursuant to the provisions of the Colorado Common Interest Ownership Act.

     C. Borrower has requested and applied to Lender for a loan in the amount of Thirty-Two Million Dollars ($32,000,000.00) (the "Loan") to refinance the Project, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                     INCORPORATION OF RECITALS AND EXHIBITS

     1.1 INCORPORATION OF RECITALS.

     The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

     1.2 INCORPORATION OF EXHIBITS.

     Exhibits A through G, inclusive, attached hereto are incorporated herein and expressly made a part hereof by this reference.

                                    ARTICLE 2
                                   DEFINITIONS

     2.1 DEFINED TERMS.

     The following terms as used herein shall have the following meanings:

     Act: The Colorado Common Interest Ownership Act. C.R.S.ss.38-33.3-101, et seq., as amended from time to time.

     Adjusted LIBOR Rate: For any LIBOR Rate Interest Period, an interest rate per annum equal to the sum of (A) the rate obtained by dividing (x) the LIBOR Rate for such LIBOR Rate Interest Period by (y) a percentage equal to one hundred percent (100%) minus the Reserve Percentage for the LIBOR Rate Interest Period and (B) the LIBOR Rate Added Percentage.

     Affiliate: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

     Agreement: This Loan Agreement.

     Adjusted Prime Rate: A rate per annum equal to the sum of (a) the Prime Rate Margin and (b) the greater of (i) the Prime Rate or (ii) one percent (1%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

     Apartment Unit: Each of the two hundred sixty-four (264) residential units contained within the Project.

     Applicable Rate: As such term is defined in Section 5.1(a).

     Appraisal:   An  MAI  certified  appraisal  of  the  Project  performed  in accordance with FIRREA and Lender's appraisal requirements by an appraiser selected and retained by Lender.

     Association: As said term is defined in the Act.

     Bankruptcy Code: As such term is defined in Section 13.1(d).

     Breakage Costs: (a) The cost to Lender of re-employing funds bearing interest at an Adjusted LIBOR Rate, incurred (or expected to be incurred) in connection with (i) any payment of any portion of the Loan bearing interest at an Adjusted LIBOR Rate prior to the termination of any applicable LIBOR Rate Interest Period; (ii) the conversion of an Adjusted LIBOR Rate to any other applicable interest rate on a date other than the last day of the relevant interest period; or (iii) the failure of Borrower to draw down, on the first day of the applicable LIBOR Rate Interest Period, any amount as to which Borrower has elected a LIBOR Rate Option, which Breakage Costs shall be computed in accordance with the formula set forth in Section 4.4 hereof.

     Budget: As such term is defined in Section 8.1(v).

     Business Day: A day of the year on which banks are not required or authorized to close in Denver, Colorado, or in New York, New York.

     Common Elements: As said term is defined in the Act.

     Condominium: As said term is defined in the Act.

     Condominium Unit: Upon conversion of the Project or portion thereof to a Condominium pursuant to the requirements of the Act, an individual Apartment Unit, together with the undivided interest in Common Elements appurtenant thereto and the right to use any Limited Common Element.

     Control: As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

     Declarant: As said term is defined in the Act.

     Declaration: As said term is defined in the Act.

     Default or default: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

     Default Rate: A rate per annum equal to three percentage points (300 basis points) over the Adjusted Prime Rate.

     Development Rights and Special Declarant Rights: As said terms are defined in the Act.

     Discounted Bulk Sales Value: The present value of all future net proceeds from individual sales of Condominium Units, discounted for the passage of time and assumption of risk, after an appropriate allowance for expenses necessary to achieve these sales; i.e., marketing costs, sales expense, property holding costs (non-financial) and entrepreneurial remuneration.

     Environmental Proceedings: As such term is defined in Section 3.1(b).

     Environmental Report: As such term is defined in Section 8.1(r).

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

     Event of Default: As such term is defined in Article 13.

     Federal Funds Effective Rate: Shall mean, for any day, the rate per annum (rounded upward to the nearest on one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate."

     Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

     Guarantor: Wellsford Capital, a Maryland real estate investment trust.

     Guaranty: As such term is defined in Section 4.2(j).

     Hazardous Material: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the
Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss. 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof;
(ii) any  "pollutant or  contaminant"  as defined in 42 U.S.C.A.  ss.  9601(33);
(iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vi) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.

     Improvements: The improvements described in Recital A hereto.

     Including or including: Including but not limited to.

     Indemnity: As such term is defined in Section 4.2(k).

     Interest Reserve: The sum of One Million Nine Hundred Sixty Thousand Seven Hundred Fifty-Two Dollars ($1,960,752.00).

     Land: As such term is defined in Recital A.

     Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

     Leases: The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto.

     LIBOR Business Day: A Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

     LIBOR Rate: For any LIBOR Rate Interest Period, the average rate as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such LIBOR Rate Interest Period with a maturity approximately equal to such LIBOR Rate Interest Period and in an amount approximately equal to the amount to which such LIBOR Rate Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index.

     LIBOR Rate Added Percentage: Two percent (200 basis points) per annum.

     LIBOR Rate Interest Period: With respect to each amount bearing interest at a LIBOR based rate, a period of one month, to the extent deposits with such maturity are available to Lender, commencing on a LIBOR Business Day, as selected by Borrower provided, however, that (i) any LIBOR Rate Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall continue to and end on the next succeeding LIBOR Business Day, unless the result would be that such LIBOR Rate Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Rate Interest Period shall end on the next preceding LIBOR Business Day; and (ii) any LIBOR Rate Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Rate Interest Period would otherwise end shall instead end on the last LIBOR Business Day of such calendar month.

     LIBOR Rate Option: As defined in Section 5.1(b).

     Limited Common Elements: As said term is defined in the Act.

     Loan: As defined in Recital B.

     Loan Amount:  The maximum amount of the Loan as set forth in Section 4.1(a)
as  reduced  by  principal   payments  made  from  time  to  time.

     Loan Documents: The collective reference to this Agreement, the documents and instruments listed in Section 4.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower's obligations in connection with the transaction contemplated hereunder, each as amended.

     Loan Opening Date: December 20, 2000.

     Map: As said term is defined in the Act.

     Master Association: The Palomino Park Owners Association, a Colorado non-profit corporation.

     Master Declaration: The Master Declaration of Covenants, Conditions and Restrictions of Palomino Park to be recorded in the office of the Clerk and Recorder of the County of Douglas, State of Colorado.

     Material Adverse Change or material adverse change: If, in Lender's reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender's security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

     Maturity Date: As such term is defined in Section 4.3.

     Mortgage: As such term is defined in Section 4.2(b).

     Note: As such term is defined in Section 4.2(a).

     Opening of the Loan or Loan Opening: The first disbursement of Loan proceeds.

     Operating Expenses: For any monthly period, the actual costs and expenses of owning, operating, managing and maintaining the Project during such period incurred by Borrower, determined on a cash basis (except for real and personal property taxes and insurance premiums, which shall be determined on an accrual basis); excepting, however, interest or principal due on the Loan.

     Permitted Exceptions: Those matters listed on Exhibit B hereto to which title to the Project may be subject at the Loan Opening and thereafter such other title exceptions as Lender may reasonably approve in writing.

     Prime Rate: That interest rate established from time to time by Lender as Lender's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit.

     Prime Rate Margin: Zero percent (0%) (0 basis points) per annum.

     Project: The collective reference to (i) the Land, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, as described in the Recitals; (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto; and
(iii) all personal property, fixtures and equipment required or beneficial for the operation thereof.

     Release Consideration: As said term is defined in Section 15.2.

     Reserve Percentage: For any LIBOR Rate Interest Period, that percentage which is specified three (3) Business Days before the first day of such LIBOR Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such LIBOR Rate Interest Period and with a maturity equal to such LIBOR Rate Interest Period.

     Sales and Marketing Report: As said term is defined in Section 9.1(l).

     State: The State of Colorado.

     Tenant: The tenant under a Lease.

     Title Insurer: Land Title Guarantee Company, as agent for Chicago Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

     Title Policy: As such term is defined in Section 8.1(a).

     Transfer: As such term is defined in Section 11.2.

     2.2 OTHER DEFINITIONAL PROVISIONS.

     All terms defined in this Agreement shall have the same meanings when used in the Note, Mortgage, any other Loan Documents or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement.

                                    ARTICLE 3

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES.

     To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

     (a) On the Loan Opening and thereafter, Borrower shall have good and marketable fee simple title to the Project, subject only to the Permitted Exceptions.

     (b) No litigation or proceedings are pending, or to Borrower's actual knowledge threatened, against Borrower or Guarantor, which could, if adversely determined, cause a Material Adverse Change with respect to Borrower, Guarantor or the Project. There are no pending environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project (collectively, "Environmental Proceedings"), and Borrower has no actual knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

     (c) Borrower is a duly organized and validly existing limited liability company under the laws of the State of Colorado and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower.

     (d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or non-governmental person or entity, including any creditor or partner of Borrower or Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of the Mortgage, Assignment of Leases and Rents and UCC Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have an adverse effect on Borrower or such Guarantor or which have been obtained as of any date on which this representation is made or remade.

     (e) The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Mortgage and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower or Guarantor is a party or may be bound or affected, or a violation of any law or court order which may affect the Project, any part thereof, any interest therein, or the use thereof.

     (f) There is no default under this Agreement or the other Loan Documents, nor any condition which, given notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

     (g) (i) No condemnation of any portion of the Project; (ii) no condemnation or relocation of any roadways abutting the Project; and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to Borrower's actual knowledge, is contemplated by any Governmental Authority.

     (h) The amounts set forth in the Budget are all costs, expenses and fees which Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay in connection with the conversion of the Project to Condominium ownership, the marketing and sale of the Condominium Units, retrofit cost with respect to each Apartment Unit comprising a portion of a Condominium Unit and cost to operate the Project during the sellout of the Project as a Condominium
(until the Project achieves breakeven operations) and anticipated income from the collection of rents with respect to Apartment Units during the sellout of the Project. Borrower is unaware of any other such costs, expenses or fees which are material and are not covered by the Budget.

     (i) To the best of Borrower's knowledge, neither the conversion of the Project to a Condominium nor the use of the Project as a Condominium and the contemplated accessory uses will violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws); or (ii) any building permits, certificates of occupancy, subdivision regulations, restrictions of record or agreements affecting the Project or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to convert the Project to a Condominium or to use the Project is to any extent dependent upon or related to any real estate other than the Land. All consents, licenses and permits and all other authorizations or approvals (collectively, "Governmental Approvals") required for conversion of the Project to a Condominium and the sale of Condominium Units have been obtained or will be obtained prior to the Loan Opening, and all Laws relating to the conversion of the Project to a Condominium and the sale of Condominium Units and operation of the Improvements have been complied with and all permits and licenses required for the operation of the Project have been obtained.

     (j) The Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws.

     (k) Except as otherwise disclosed to Lender in writing or as shown on the Budget, no brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

     (l) All financial statements and other information previously furnished by Borrower or Guarantor to Lender in connection with the Loan are true, complete and correct and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or Guarantor has occurred since the respective dates of such statements and information. Neither Borrower nor Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements.

     (m) Except as disclosed by Borrower to Lender in writing prior to the Loan Opening Date or as disclosed by the Environmental Report, (i) the Project is in a clean, safe and healthful condition, and, except for materials used in the ordinary course of maintenance and operation of the Project, is free of all Hazardous Material; (ii) neither Borrower nor, to the best knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used (whether by Borrower or, to the best knowledge of Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to Borrower's actual knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on or affecting the Project.

     (n) The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

     (o) Borrower and its agents have not entered into any Leases, subleases or other arrangements for occupancy of space within the Project, other than reflected on the rent roll which has been provided by Borrower to Lender. True, correct and complete copies of all Leases, as amended, if requested by Lender will be delivered to Lender. All Leases are in full force and effect. To Borrower's actual knowledge, Borrower is not in default under any Lease and Borrower has disclosed to Lender in writing any material default by the tenant under any Lease.

     (p) The Improvements do not encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Project.

     (q) The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

     (r) Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

     (s) Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

     (t) Borrower uses no trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated in Article 17.

     (u) All statements set forth in the Recitals are true and correct.

     3.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     Borrower agrees that all of the representations and warranties set forth in
Section 3.1 and elsewhere in this Agreement are true as of the date hereof, will be true at the Loan Opening and, except for matters which have been disclosed by Borrower and approved by Lender in writing, at all times thereafter. Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request. It shall be a condition precedent to the Loan Opening and each subsequent disbursement that each of said representations and warranties is true and correct as of the date of such requested disbursement. At Lender's request, Borrower shall reaffirm such representations and warranties in writing prior to any disbursement hereunder.

                                    ARTICLE 4

                             LOAN AND LOAN DOCUMENTS

     4.1 AGREEMENT TO BORROW AND LEND; LENDER'S OBLIGATION TO DISBURSE.

     Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.

     (a) The maximum aggregate amount of the Loan shall not exceed Thirty-Two Million Dollars ($32,000,000.00).

     (b) Lender agrees, upon Borrower's compliance with and satisfaction of all conditions precedent to the Loan Opening and provided no Material Adverse Change has occurred with respect to Borrower, Guarantor or the Project and no default or Event of Default has occurred and is continuing hereunder, to open the Loan to initially fund Thirty Million Thirty-Nine Thousand Two Hundred Forty-Eight ($30,039,248.00) and to fund to Borrower monthly such portion of the balance of the Loan Proceeds, to the extent requested by Borrower, to fund interest due on the Loan.

     (c) To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Opening of the Loan or precedent to any subsequent disbursement of Loan proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

     4.2 LOAN DOCUMENTS.

     Borrower agrees that it will, on or before the Loan Opening Date, execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:

     (a) A promissory note ("Note"), in the maximum amount of the Loan, executed by Borrower and payable to the order of Lender, evidencing the Loan.

     (b) A deed of  trust,  security  agreement  and  assignment  of rents  (the
"Mortgage"), executed by Borrower for the benefit of Lender securing this Agreement, the Note and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower's fee interest in the Project, subject only to the Permitted Exceptions.

     (c) An assignment of leases and rents ("Assignment of Leases and Rents") made by Borrower in favor of Lender assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and all present and future leases, rents, issues and profits therefrom.

     (d) An assignment of purchase contract made by Borrower in favor of Lender assigning all purchase contracts evidencing the sale of Condominium Units within the Project.

     (e) An assignment of all of Borrower's rights as Declarant under the Declaration and Master Declaration, including but not limited to Development Rights and Special Declarant Rights made by Borrower in favor of Lender.

     (f) A collateral assignment of access and recreational use agreements made by Borrower in favor of Lender assigning to Lender all access rights to the Project over other portions of the Property commonly known as Palomino Park, Douglas County, Colorado, and use rights with respect to any master recreational facilities contained within Palomino Park made by Borrower in favor of Lender.

     (g) General assignments made by Borrower in favor of Lender assigning to Lender the non-exclusive right to use all plans and specifications for the Project, as well as all of Borrower's rights under any license, permit, certificate of occupancy, warranty and contract with respect to the use, occupancy or condominium conversion of all of any portion of the Property.

     (h) RESERVED

     (i) A security agreement made by Borrower, as debtor, in favor of the Lender.

     (j) A guaranty of payment ("Guaranty") executed by Guarantor and pursuant to which the Guarantor guarantees payment of principal, interest and other amounts due under the Loan Documents, and the payment of any operating expenses arising from the Property to the extent not paid by Borrower, to the extent provided in such Guaranty.

     (k)  An  environmental   indemnity  ("Indemnity")  from  the  Borrower  and
Guarantor, jointly and severally, indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters.

     (l) Such UCC financing statements ("UCC Financing Statements") as Lender's counsel determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

     (m) Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

     4.3 TERM OF THE LOAN.

     All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date. All references herein to the "Maturity Date " shall mean December 1, 2003; provided, however, that so long as no Event of Default or Default has occurred and is continuing, Borrower shall have the right, on Borrower's delivery of written notice to Lender not later than November 1, 2003, to extend the Maturity Date hereof until June 1, 2004, provided that Borrower tender to Lender, concurrently with delivery of such notice, a sum equal to one quarter of one percent (.25%) of the outstanding principal balance of the Note and Borrower has, on or before December 1, 2003, paid on the principal of the Note since the Loan Opening Date the sum of Twenty-Seven Million Dollars ($27,000,000.00). If the original principal balance as of said date has not been reduced by Twenty-Seven Million Dollars ($27,000,000.00), the Borrower shall prepay on principal such difference on or before December 1, 2003. Notwithstanding the fact that Borrower has timely exercised its right to extend the Maturity Date and tendered to Lender payment of the aforedescribed one quarter of one percent (.25%) extension fee, in the event that between the date of Borrower's notice of extension and December 1, 2003, an Event of Default shall have occurred or a Default has occurred and is continuing, the Maturity Date, notwithstanding Borrower's notice and payment of extension fee, shall not be extended and the Maturity Date shall remain December 1, 2003.

     4.4 PREPAYMENTS.

     Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon not less than seven (7) days' prior written notice to Lender. No prepayment of all or part of the Loan shall be permitted unless same is made together with the payment of all interest accrued on the Loan through the date of prepayment and an amount equal to all Breakage Costs and reasonable attorneys' fees and disbursements incurred by Lender as a result of the prepayment. Breakage Costs shall be calculated as follows:

                                 D x (A - B) x C
                                     -------
                                       360

     A = the Adjusted LIBOR Rate applicable to the principal amount of the Loan that is the subject of prepayment.

     B = the Adjusted LIBOR Rate on the date of prepayment for a term equal to the unexpired term of the applicable LIBOR Rate Interest Period.

     C = the number of calendar days from the date of prepayment to the date on which the applicable LIBOR Rate Interest Period would have expired but for the prepayment.

     D = the principal amount of the Loan that is being prepaid.

     In no event shall the prepayment fee be less than $0.00.

     4.5 REQUIRED PRINCIPAL PAYMENTS.

     Borrower shall make, on or before the dates hereinafter set forth, the required principal payments hereinafter set forth; provided, however, that any prepayment of principal made pursuant to Section 4.4, including the payment of any Release Consideration upon the release of a Condominium Unit pursuant to the provisions of Section 15.2 , shall be credited against the next due and owing principal payment described below.

                  Date                      Principal Payment
                  ----                      -----------------
                  December 1, 2001          $  8,000,000.00
                  June 1, 2002              an additional $8,000,000.00
                  June 1, 2003              an additional $7,600,000.00

                                    ARTICLE 5
                                    INTEREST

     5.1 INTEREST RATE.

     (a) The Loan will bear interest at the Applicable Rate, unless the Default Rate is applicable. The Adjusted Prime Rate shall be the "Applicable Rate", except that the Adjusted LIBOR Rate shall be the "Applicable Rate" with respect to portions of the Loan as to which a LIBOR Rate Option is then in effect. Borrower shall pay interest in arrears on the first Business Day of every calendar month in the amount of all interest accrued and unpaid.

     (b) Provided that no Event of Default exists, Borrower shall have the option (the "LIBOR Rate Option") to elect from time to time in the manner and subject to the conditions hereinafter set forth an Adjusted LIBOR Rate as the Applicable Rate for all or any portion of the Loan which would otherwise bear interest at the Adjusted Prime Rate, pursuant to the LIBOR Election Notice attached hereto as Exhibit G.

     (c) The only manner in which Borrower may exercise the LIBOR Rate Option is by giving Lender irrevocable notice (which may be verbal notice provided that Borrower delivers to Lender facsimile confirmation within twenty-four (24) hours) of such exercise not later than 11:00 a.m. Denver time on the second LIBOR Business Day prior to the proposed commencement of the relevant LIBOR Rate Interest Period, which written notice shall specify: (i) the portion of the Loan with respect to which Borrower is electing the LIBOR Rate Option; and (ii) the LIBOR Business Day upon which the applicable LIBOR Rate Interest Period is to commence. The Applicable Rate for any portion of the Loan with respect to which Borrower has elected the LIBOR Rate Option shall revert to the Adjusted Prime Rate as of the last day of the LIBOR Rate Interest Period applicable thereto (unless Borrower again exercises the LIBOR Rate Option for such portion of the Loan). Lender shall be under no duty to notify Borrower that the Applicable Rate on any portion of the Loan is about to revert from an Adjusted LIBOR Rate to the Adjusted Prime Rate. The LIBOR Rate Option may be exercised by Borrower only with respect to any portion of the Loan equal to or in excess of $500,000. At no time may there be more than four (4) LIBOR Rate Interest Periods in effect with respect to the Loan.

     (d) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that Dollar deposits in an amount approximately equal to the portion of the Loan for which Borrower has exercised the LIBOR Rate Option for the LIBOR Rate Interest Period are not generally available at such time in the London interbank market for deposits in Dollars; (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a LIBOR Rate on such portion of the Loan or of funding the same for the LIBOR Rate Interest Period due to circumstances affecting the London interbank market generally;
(iii) that reasonable means do not exist for ascertaining a LIBOR Rate; or (iv) that an Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and all portions of the Loan bearing interest at an Adjusted LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable LIBOR Rate Interest Period with respect to an event described in clause (i) or (iii) above, bear interest at the Adjusted Prime Rate until such time as the situations described above are no longer in effect or can be avoided by Borrower exercising a LIBOR Rate Option for a different LIBOR Rate Interest Period.

     (e) Interest at the Applicable Rate (or Default Rate) shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

     (f) Borrower shall pay all Breakage Costs incurred from time to time by Lender upon demand.

     (g) Any change in any Law, regulation or treaty, or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain the Applicable Rate at an Adjusted LIBOR Rate with respect to the Loan or any portion thereof, or to fund the Loan or any portion thereof in Dollars in the London interbank market, or to give effect to its obligations regarding the LIBOR Rate Option as contemplated by the Loan Documents, then (1) Lender shall notify Borrower that Lender is no longer able to maintain the Applicable Rate at an Adjusted LIBOR Rate, (2) the LIBOR Rate Option shall immediately terminate,
(3) the Applicable Rate for any portion of the Loan for which the Applicable Rate is then an Adjusted LIBOR Rate shall automatically be converted to the Adjusted Prime Rate, and (4) Borrower shall pay to Lender the amount of Breakage Costs (if any) incurred in connection with such conversion. Thereafter, Borrower shall not be entitled to exercise the LIBOR Rate Option until such time as the situation described herein is no longer in effect or can be avoided by Borrower exercising a LIBOR Rate Option for a different term.

                                    ARTICLE 6

                            COSTS OF MAINTAINING LOAN

     6.1 INCREASED COSTS AND CAPITAL ADEQUACY.

     (a) Borrower recognizes that the cost to Lender of maintaining the Loan or any portion thereof may fluctuate and, Borrower agrees to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrower as a result of:

     (i) any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (A) changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on all or any portion of the overall net income or receipts of Lender), or (B) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender (which includes the Loan or any applicable portion thereof), or (C) imposing on Lender, or the London interbank market generally, any other condition affecting the Loan, provided that the result of the foregoing is to increase the cost to Lender of maintaining the Loan or any portion thereof or to reduce the amount of any sum received or receivable from Borrower by Lender under the Loan Documents; or

     (ii) the maintenance by Lender of reserves in accordance with reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States with respect to "Eurocurrency Liabilities" of a similar term to that of the applicable portion of the Loan (without duplication for reserves already accounted for in the calculation of a LIBOR Rate pursuant to the terms hereof).

     (b) If the application of any Law, rule, regulation or guideline adopted or arising out of the July, 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other Law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on Lender's capital to a level below that which Lender would have achieved but for such application, adoption, change or compliance (taking into consideration the policies of Lender with respect to capital adequacy), then, from time to time Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction with respect to any portion of the Loan outstanding.

     (c) Any amount payable by Borrower under subsection (a) or subsection (b) of this Section 6.1 shall be paid within five (5) days of receipt by Borrower of a certificate signed by an authorized officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in subsection (a) or (b) above, of the amount of the reserve and capital adequacy payments resulting therefrom and the reasons therefor and of the basis of calculation of such amount; provided, however, that any failure by Lender to so notify Borrower shall not affect Borrower's obligation to pay the reserve and capital adequacy payment resulting therefrom.

     6.2 BORROWER WITHHOLDING.

     If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

                                    ARTICLE 7

                            LOAN EXPENSE AND ADVANCES

     7.1 LOAN AND ADMINISTRATION EXPENSES.

     Borrower unconditionally agrees to pay all expenses of the Loan required under this Agreement, including all amounts payable pursuant to Sections 7.2 and
7.3 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, mortgage or documentary taxes, all insurance premiums, title insurance premiums and other charges of the Title Insurer, photocopying expenses, survey fees and charges, cost of certified copies of instruments and the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all fees and costs of Lender's Environmental Consultant, all appraisal fees, insurance consultant's fees and all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all costs and expenses of Lender (including, without limitation, court costs and reasonable counsel's fees and disbursements) incurred in attempting to enforce payment of the Loan and expenses of Lender incurred (including court costs and reasonable counsel's fees and disbursements) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security for the Loan. Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify and hold Lender harmless against all claims, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising in relation to any claim by broker, finder or similar person on behalf of Borrower.

     7.2 COMMITMENT FEE.

     Borrower  shall  pay  to  Lender  on or  before  the  Loan  Opening  Date a
commitment   fee  in  the  amount  of  One  Hundred  Twenty   Thousand   Dollars
($120,000.00). Such fee is fully earned and non-refundable as of Loan Opening.

     7.3 LENDER'S ATTORNEYS' FEES AND DISBURSEMENTS.

     Borrower   agrees  to  pay   Lender's   reasonable   attorneys'   fees  and
disbursements incurred in connection with this Loan, including (i) the preparation of this Agreement and the other Loan Documents and the preparation of the closing binders; (ii) the administration of the Loan; and (iii) the enforcement of the terms of this Agreement and the other Loan Documents.

     7.4 TIME OF PAYMENT OF FEES AND EXPENSES.

     Borrower shall pay all expenses and fees incurred as of the Loan Opening on the Loan Opening Date (unless sooner required herein). At the time of the Opening of the Loan, Lender may pay from the proceeds of the initial disbursement of the Loan all Loan expenses. Lender may require the payment of outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrower, but after notice to Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all Loan expenses and fees which Borrower fails to make within ten (10) days after receipt of notice from Lender.

     7.5 EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS.

     Any and all advances or payments made by Lender under this Article 7 from time to time, and any amounts expended by Lender pursuant to this Agreement or any of the other Loan Documents, shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents.

     7.6 RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS.

     In the event that Borrower fails to perform any of Borrower's covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace or cure periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing and shall constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents.

                                    ARTICLE 8

                             REQUIREMENTS PRECEDENT
                           TO THE OPENING OF THE LOAN

     8.1 CONDITIONS PRECEDENT.

     Borrower agrees that Lender's obligation to open the Loan and thereafter to make further disbursements of proceeds thereof is conditioned upon Borrower's performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion and Lender's approval of the documents and other information provided by Borrower or required under this Section 8.1.

     (a) Borrower shall have furnished to Lender an ALTA Loan Title Insurance Policy, insuring the Loan, issued by the Title Insurer, insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no exceptions other than the Permitted Exceptions (the "Title Policy"). The Title Policy shall satisfy the requirements of Exhibit C attached hereto and made a part hereof.

     (b) Borrower shall have furnished an ALTA plat of survey of the Project prepared and certified by a surveyor licensed in the State in which the Land is located and otherwise satisfactory to Lender, in triplicate, showing, through the use of course bearings and distances (i) all of the Improvements in place;
(ii) the dimensions and locations of all easements and roads or rights of way and setback lines, if any, affecting the Project, or required by subsection (j) of this Section and that the same are unobstructed; (iii) the dimensions, boundaries and square footage of the Improvements; (iv) that all foundations and other structures are within the lot lines and in compliance with any restrictions of record or ordinances relating to the location thereof; (v) the dimensions of all buildings and improvements, if any, and distance of such buildings and improvements from the lot lines; (vi) no encroachments by any improvements located on adjoining property; (vii) whether or not the Project is located within a flood plain or flood hazard area; (viii) the location of adjoining streets and utilities and the distance and name of the nearest intersecting streets; (ix) the dimensions and locations of all parking areas, if any; and (x) such additional information which may be required by Lender. Said survey shall be dated no earlier than ninety (90) days prior to the Loan Opening, shall be made (and certified to have been made) as set forth in Exhibit D attached hereto and made a part hereof. Such survey shall include the legal description of the Land.

     (c) Borrower shall have furnished to Lender not less than ten (10) days prior to the Loan Opening Date satisfactory evidence that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit E, for which the premiums have been fully prepaid with endorsements satisfactory to Lender.

     (d)  Borrower  shall  have   furnished   evidence  that  no  litigation  or
proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, Guarantor or the Project.

     (e) Borrower shall have furnished to Lender (by way of utility letters or otherwise) evidence establishing to the satisfaction of Lender that the Project has adequate water supply, storm and sanitary sewerage facilities, telephone, gas, electricity, means of ingress and egress to and from the Project and public highways and any other required public utilities and that the Project is benefitted by insured easements as may be required for any of the foregoing.

     (f) Borrower shall have furnished to Lender an opinion from counsel for Borrower and Guarantor covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall require.

     (g) Lender shall have obtained an Appraisal, which Appraisal is satisfactory to Lender in all respects, and shall confirm that the principal amount of the Loan does not exceed seventy-five percent (75%) of the Discounted Bulk Sales Value of the Project.

     (h) Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims.

     (i) Borrower shall have furnished to Lender current annual financial statements of Borrower and the Guarantor, each in form and substance and certified by such individual as acceptable to Lender. Borrower and the Guarantor shall provide such other additional financial information Lender reasonably requires.

     (j) Borrower shall have furnished to Lender a pro forma statement of projected income and expenses of the Project covering the succeeding two (2) year period (the "Pro Forma Projection").

     (k) Borrower shall have furnished to Lender legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Project or the use thereof.

     (l) Borrower shall have delivered to Lender executed copies of any leasing, management and other agreements entered into by Borrower in connection with the use and operation of the Project.

     (m) Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its sole discretion.

     (n) If the Title Policy does not include a zoning endorsement, Borrower shall have furnished to Lender a zoning letter or other evidence with respect to the Project reasonably satisfactory to Lender.

     (o) Borrower shall have furnished to Lender proof satisfactory to Lender of authority, formation, organization and good standing in the State of its incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including Borrower and Guarantor) executing any Loan Documents, whether in their own name or on behalf of another entity. Borrower shall also provide certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents.

     (p) Borrower shall have furnished to Lender a copy of the Declaration, Map and Association's Articles of Incorporation and Bylaws, as well as a copy of the Master Declaration and Master Association's Articles of Incorporation and
Bylaws, and a copy of the recorded deed conveying any real property and improvements contemplated under the Master Declaration to be conveyed to the Master Association.

     (q) Borrower shall have furnished to Lender a copy of the Rec Center Use Agreement between Borrower and Wellsford Park Highlands Corp.

     (r) Borrower shall have furnished to Lender a satisfactory phase one environmental report ("Environmental Report") prepared by an environmental consultant acceptable to Lender.

     (s) Borrower shall have furnished to Lender a payoff statement, proof of payment and release of record with respect to that certain Public Improvement Assessment Lien dated December 1, 1995 from Park at Highlands LLC, a Colorado limited liability company, for the use of Palomino Park Public Improvement Corporation, a Colorado non-profit corporation, which Lien was recorded December 27, 1995, in Book 1308 at Page 2298 of the Records of the Clerk and Recorder of Douglas County, Colorado, burdening the Project.

     (t)  Borrower  shall  have  furnished  to  Lender  such  other   materials,
documents, papers or requirements regarding the Project, Borrower and Guarantor as Lender shall reasonably request.

     (u) Borrower shall have furnished to Lender a certificate of occupancy for each building containing Apartment Units within the Project, as well as for any building containing any recreational amenities.

     (v) Borrower shall have furnished to Lender a copy of a budget ("Budget") setting forth all costs contemplated by Borrower in connection with the conversion of the Project to a Condominium.

     (w) The conditions contained in this Section 8.1 are for th sole benefit of Lender, and Lender may, in its sole discretion, waive Borrower's compliance with any one or more conditions, provided that in no event shall the waiver of one condition by Lender constitute a waiver of any other condition listed above.

                                    ARTICLE 9

                              BORROWER'S AGREEMENTS

     9.1 BORROWER FURTHER COVENANTS AND AGREES AS FOLLOWS:

     (a) Opening of Loan on or Prior to Loan Opening Date. All conditions precedent to the Opening of the Loan shall be complied with on or prior to the Loan Opening Date. If such conditions are not complied with as of the Loan Opening Date, Lender may at its sole option terminate Lender's obligation to fund the Loan by written notice to Borrower.

     (b) Mechanic's Liens and Contest Thereof. Borrower will not suffer or permit any mechanic's lien claims to be filed or otherwise asserted against the Project and will promptly discharge the same in case of the filing of any claims for liens or proceedings for the enforcement thereof; provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon furnishing to Lender cash security in the amount of one hundred twenty-five percent (125%) of the Lien Claim or other security or title insurance protection satisfactory to Lender in its sole judgment.

     (c) Settlement of Mechanics' Lien Claims. If Borrower shall fail promptly either (i) to discharge; or (ii) to contest claims asserted and provide Lender with the security in the manner provided in Subsection (b) of this Section, or having commenced to contest the same, and having given such security, shall fail to prosecute such contest with diligence, or upon adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released within ten (10) days thereof, and in any event prior to a sale of any portion of the Project pursuant to such judgment or lien, then and in any such event, Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon using the cash security posted with Lender, and further, may in its sole discretion effect any discharge, settlement or compromise of the same. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

     (d) Renewal of Insurance. Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when any policies of insurance expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Lender in accordance with Section 8.1(c).

     (e) Payment of Taxes. Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein; (ii) Borrower has notified Lender of its intent to contest such taxes; and (iii) Borrower has deposited cash security in an amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender's request therefor. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge within ten (10) days thereof, and in any event prior to a sale of any portion of the Project pursuant to such judgment or lien, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon using the cash security posted with Lender, and any additional amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).

     (f) Escrow Accounts. Borrower shall, following the written request of Lender subsequent to the occurrence of an Event of Default, make insurance and tax escrow deposits, in amounts reasonably determined by Lender from time to time as being needed to pay taxes and insurance premiums when due, in an interest bearing escrow account held by Lender in Lender's name and under its sole dominion and control. All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan. Notwithstanding Lender's holding of the escrow account, nothing herein shall obligate Lender to pay any insurance premiums or real property taxes with respect to any portion of the Project, provided that, so long as no Event of Default exists, Lender shall make available to Borrower such funds as may be deposited in the escrow account from time to time for Borrower's payment of insurance premiums or real property taxes due with respect to the Project.

     (g) Personal Property. All of Borrower's personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the use, operation and sale of the Project shall always be located at the Project and shall be kept free and clear of all liens, encumbrances and security interests.

     (h) Leasing Restrictions. Without the prior written consent of Lender, Borrower and Borrower's agents shall not enter into any Lease, other than on a form which has been approved by Lender, nor shall Borrower accept any rental payment in advance of its due date.

     (i) Defaults Under Leases. Borrower will not suffer or permit any breach or default to occur in any of Borrower's obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease.

     (j) Lender's Attorneys' Fees for Enforcement of Agreement. In case of any default or Event of Default hereunder, Borrower (in addition to Lender's attorneys' fees, if any, to be paid pursuant to Section 7.3) will pay Lender's attorneys' and paralegal fees (including, without limitation, any attorney and paralegal fees and costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom) in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted) for representation with respect to the Project, this Agreement, or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien in any portion of the Project, or to enforce any rights of Lender or Borrower's obligations hereunder, then in any of such events all of the attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional liability owing by Borrower to Lender, payable on demand.

     (k) Appraisals. Lender shall have the right to obtain a new or updated Appraisal of the Project from time to time, but in no event, so long as Borrower is not in Default, more than once a year (at Borrower's expense). Borrower shall cooperate with Bank in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such Appraisal upon Bank's request. In the event that any subsequent Appraisal indicates that the outstanding principal balance of the Loan to the discounted bulk sales value of the then unreleased Condominium Units within the Project is greater than seventy-five percent (75%) ("Loan to Value Ratio"), then Borrower agrees to prepay on principal, without the release of any additional Condominium Units from the lien of the Mortgage, a sum sufficient to reduce the outstanding principal balance so that the Loan to Value Ratio shall not exceed seventy-five percent (75%).

     (l) Furnishing Information. Borrower shall deliver or cause to be delivered to Lender unaudited annual consolidated financial statements with respect to Borrower and consolidated and consolidating financial statements with respect to Guarantor not later than ninety (90) days after the end of each calendar year, and unaudited quarterly consolidated financial statements in each case certified by Borrower or Guarantor, as applicable, with respect to Borrower and Guarantor not later than forty-five (45) days after the end of each of the first three (3) calendar quarters. All such financial statements shall be in a format approved in writing by Lender, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Each financial statement shall be certified as true, complete and correct by Borrower or, in the case of the Guarantor's financial statements, by the Guarantor. Within fifteen (15) days following the end of each month or calendar quarter, as applicable, Borrower shall deliver to Lender: (i) quarterly unaudited operating income statements for the Project, certified as true, complete and correct by Borrower showing actual sources and uses of cash during the preceding quarter; and (ii) monthly a current rent roll with respect to the Project during the preceding calendar month; and (iii) monthly a sales and marketing report ("Sales and Marketing Report") identifying each (x) Apartment Unit within the Project which is under contract for sale as a Condominium Unit to a bonafide unaffiliated third party,
(y) each Apartment Unit in the Project which was previously under contract for sale as a Condominium Unit to a bonafide third party purchaser but which contract was terminated and the reason for such termination during the preceding calendar month, and (z) each contract for sale of any Apartment Unit as a Condominium Unit which was closed during the preceding calendar month. Borrower and the Guarantor shall provide such additional financial information Lender reasonably requires. Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the operation and sale of Condominium Units within the Property. Further, Borrower shall, during regular business hours, permit Lender and any of its agents or representatives to have access to the Project to inspect and examine the same.

     (m) Lost Note. Upon Lender's furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note.

     (n) Indemnification. Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an "Indemnified Party") and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss and liability, cost and expense (including reasonable attorneys' fees, costs and expenses) of any and every kind to any persons or property by reason of (i) the construction; (ii) the use, operation, maintenance, leasing and sale of the Project or any portion thereof; (iii) any breach of representation or warranty, default or Event of Default; or (iv) any other matter arising in connection with the Loan, Borrower or the Project. No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct.

     (o) No Additional Debt. Except for the Loan, Borrower shall not incur any indebtedness (whether personal or nonrecourse, secured or unsecured) other than customary trade payables paid within sixty (60) days after they are incurred.

     (p) Sign and Publicity. Lender may, at its own expense, erect a sign approved in advance by Borrower (as to location and design), not to be unreasonably withheld or delayed, indicating that the financing for the Project is provided by Lender. Lender reserves the right to publicize the making of the Loan.

     (q) Compliance With Laws. Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project, the conversion of the Project to a Condominium or the sale of Condominium Units within the Project.

     (r) Organizational Documents. Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its organizational documents; (ii) the admission of any new member, partner or shareholder; (iii) any dissolution or termination of its existence; (iv) change in Manager of Borrower; or (v) transfer of any Membership Interest in Borrower.

     (s) Furnishing Reports. Upon Lender's request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, which in any way relate to the Project or any part thereof.

     (t) Management Contracts. Borrower shall not enter into, modify, amend, terminate or cancel any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender, which approval shall not be unreasonably withheld.

     (u) Furnishing Notices. Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Tenant, purchaser of a Condominium Unit, Governmental Authority or insurance company within five (5) days after such notice is received.

     (v) Alterations. Without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, Borrower shall not make any material alterations to the Project, other than as contemplated under the Budget approved by Lender.

     (w) Cash Distributions. Borrower shall not make any distributions to partners, members or shareholders to the extent needed by Borrower to pay Operating Expenses or amounts, including debt service, payable under the Loan Documents during the next ensuing one (1) calendar month period.

     (x) Maintenance. Borrower shall maintain the Project and each portion thereof in a good, safe, sanitary and healthy condition and shall make all needed repairs and replacements to the Project or any portion thereof, whether the same are of a capital nature or not. All such repairs, replacements and maintenance shall be performed in a prompt and diligent manner and in compliance with all applicable laws, rules, regulations and codes.

     (y) Condominium Declaration. Borrower shall not record the Declaration, Map or any of the association documents until the same have been approved by Lender, and once approved by Lender, shall not amend or modify the same without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (z) Sale of Condominium Units. Borrower shall not commence the sale of Condominium Units in the Project until such time as Borrower has registered as a developer and has obtained a certificate of registration pursuant to the requirements of C.R.S. ss.12-61-401, et seq., and Borrower shall at all times prior to the Maturity Date, keep its registration and certification as a developer in full force and effect. Further, all Condominium Units offered for sale within the Project shall be located in those portions of the Project which have been submitted to the terms of the Declaration pursuant to an annexation agreement recorded with the Clerk and Recorder of Douglas County, Colorado.

     (aa) Master Declaration. Borrower shall not record the Master Declaration or any of the Master Association documents until the same have been approved by Lender, and once approved by Lender, Borrower shall not amend or modify the same without Lender's prior written consent, which shall not be unreasonably withheld or delayed.

                                   ARTICLE 10

                           CASUALTIES AND CONDEMNATION

     10.1 LENDER'S ELECTION TO APPLY PROCEEDS ON INDEBTEDNESS.

     (a) Subject to the provisions of Section 10.1(b) below, Lender may elect to collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as "Proceeds") after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Lender to Borrower.

     (b) Notwithstanding anything in Section 10.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Borrower shall have the option of applying the Proceeds to restoration of the Improvements if (i) no Event of Default exists; (ii) all Proceeds are deposited with Lender; (iii) in Lender's reasonable judgment, the amount of
Proceeds available for restoration of the Improvements (together with undisbursed proceeds of the Loan, if any, allocated for the cost of the Construction and any sums or other security acceptable to Lender deposited with Lender by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration; (iv) if the cost of restoration exceeds ten percent (10%) of the Loan Amount, in Lender's sole determination after completion of restoration the Loan Amount will not exceed seventy-five percent (75%) of the Discounted Bulk Sale Value of the Project; (v) in Lender's reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws; and (vi) in Lender's reasonable determination, such restoration is likely to be completed not later than three months prior to the Maturity Date.

     10.2 BORROWER'S OBLIGATION TO REBUILD AND USE OF PROCEEDS THEREFOR.

     In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 10.1 above, Borrower shall:

     (a) Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Proceeds to be deposited with Lender;

     (b) In the event of any delay in making settlement with insurers or the appropriate governmental authorities or effecting collection of the Proceeds, deposit with Lender the full amount required to complete construction as aforesaid;

     (c) In the event the Proceeds and the available proceeds of the Loan are insufficient to assure the Lender that the Loan will be in balance, promptly deposit with Lender any amount necessary to place the Loan in balance; and

     (d)  Promptly   proceed  with  the  assumption  of   construction   of  the
Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

     Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan, as well as all conditions precedent to the disbursement of Proceeds with respect to a construction loan contained in a standard form of construction loan agreement used by Lender with respect to the construction of apartments or condominium projects.

                                   ARTICLE 11

                       ASSIGNMENTS BY LENDER AND BORROWER

     11.1 ASSIGNMENTS AND PARTICIPATIONS.

     Lender may from time to time sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrower agrees to cooperate, at no additional expense to Borrower, with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower's rights under the Loan Documents.

     11.2 PROHIBITION OF ASSIGNMENTS AND TRANSFERS BY BORROWER.

     Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Without the prior written consent of Lender, in Lender's sole discretion, Borrower shall not suffer or permit (i) any change in the management (whether direct or indirect) of the Project; or (ii) the sale, transfer, lease (other than a Lease of an Apartment
Unit), conveyance, alienation, pledge, assignment, encumbrance, hypothecation or other disposition (a "Transfer") of (1) all or any portion of the Project or any portion of any other security for the Loan, (2) all or any portion of the Borrower's right, title and interest in and to the Project or any portion of any other security for the Loan (unless the Loan is simultaneously repaid in full), or (3) any interest in Borrower. Notwithstanding the foregoing, Borrower shall have the right to enter into contracts for sale of individual Condominium Units within the Project; provided, however, that no conveyance of a Condominium Unit under such contract for sale shall be consummated, unless such Condominium Unit is released from the lien of the Mortgage for the benefit of the Lender in accordance with and pursuant to the release provisions hereinafter set forth.

     11.3 PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA.

     In addition to the prohibitions set forth in Section 11.2 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including attorneys' fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender's sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

     11.4 SUCCESSORS AND ASSIGNS.

     Subject to the foregoing restrictions on transfer and assignment contained in this Article 11, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

                                   ARTICLE 12

                               TIME OF THE ESSENCE

     12.1 TIME IS OF THE ESSENCE.

     Borrower agrees that time is of the essence under this Agreement.

                                   ARTICLE 13

                                EVENTS OF DEFAULT

     13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" as said term is used herein:

     (a) Failure of Borrower (i) (x) to make any principal or interest payment within five (5) days after the date when due, or (y) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional thirty (30) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (x) Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting sixty (60) day period from the date of Lender's notice, and (y) the existence of such default will not result in any prospective purchaser of a Condominium Unit having the right to terminate its purchase contract with any tenant of an Apartment Unit having the right to terminate its Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this Article 13 with respect to a particular breach, the specific provision shall control.

     (b) Any Transfer or other disposition in violation of Sections 11.2 or 11.3.

     (c) If any warranty, representation, statement, report or certificate made now or hereafter by Borrower or Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in
(a)(i) above for a breach that can be cured by the payment of money; or (ii) within the notice and cure period provided in (a)(ii) above for any other breach.

     (d) Borrower or Guarantor shall commence a voluntary case concerning Borrower or such Guarantor under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute (the "Bankruptcy Code"); or an involuntary proceeding is commenced against Borrower or Guarantor under the Bankruptcy Code and relief is ordered against Borrower or such Guarantor, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or Guarantor; or the Borrower or Guarantor commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Borrower or Guarantor; or there is commenced against Borrower or Guarantor any such proceeding which remains undismissed or unstayed for a period of sixty (60) days; or the Borrower or Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

     (e) Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

     (f) If Borrower is enjoined, restrained or in any way prevented by any court order from operating the Project.

     (g) One or more final, unappealable judgments are entered (i) against Borrower in amounts aggregating in excess of One Hundred Thousand Dollars ($100,000.00); or (ii) against Guarantor in amounts aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), and said judgments are not stayed or bonded over within thirty (30) days after entry.

     (h) If Borrower or Guarantor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower's maximum liability does not exceed $100,000.00 and Guarantor's maximum liability does not exceed $250,000.00) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

     (i) As of the end of each calendar quarter, Guarantor's and its consolidated wholly-owned subsidiary's liquid assets, as determined in accordance with generally acceptable accounting principles, are less than Five Million Dollars ($5,000,000.00).

     (j) As of the end of each calendar quarter, Guarantor's tangible net worth (i.e., Guarantor's and its consolidated wholly-owned subsidiary's total assets, excluding intangible assets, such as good will, trademarks, patents, copyrights, organizational expenses and similar intangible assets, less all liabilities of Guarantor and its consolidated wholly-owned subsidiary, including subordinated debt) does not equal or exceed Fifty Million Dollars ($50,000,000.00).

     (k) If a Material Adverse Change occurs with respect to Borrower, the Project or Guarantor.

     (l) The occurrence of any other event or circumstance denominated as an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

                                   ARTICLE 14

                      LENDER'S REMEDIES IN EVENT OF DEFAULT

     14.1 REMEDIES CONFERRED UPON LENDER.

     Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

     (a) Withhold further disbursement of the proceeds of the Loan and/or terminate Lender's obligations to make further disbursements hereunder;

     (b) Declare the Note to be immediately due and payable;

     (c) Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

     (d) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

     Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 13.1, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

                                   ARTICLE 15

                          RELEASE OF CONDOMINIUM UNITS

     15.1 FULL PAYMENT.

     Except as provided in Section 15.2 below, unless Lender otherwise consents in writing, the Property or any part thereof encumbered by the Deed of Trust shall not be released until all of the indebtedness secured by the Note and the obligations of Borrower hereunder and under the other Loan Documents shall have been paid and performed in full.

     15.2 PARTIAL RELEASES.

     Lender shall release a Condominium Unit from the lien of the Mortgage upon satisfaction of the following conditions precedent with respect to each Condominium Unit for which a release is requested. At the time of the release, no Event of Default shall have occurred. Borrower shall have paid to Lender with respect to each Condominium Unit to be released the greater of (i) ninety percent (90%) of the net sales proceeds received by Borrower arising from the sale of a Condominium Unit for which a release has been requested; or (ii) One Hundred Sixty-One Thousand Two Hundred Twelve Dollars ($161,212.00); provided, however, that with respect to ten (10) Units which are Star Mesa Models or Dillon Mesa Models, the amount payable with respect to the release of such Condominium Unit from the lien of the Mortgage shall be one hundred percent (100%) of the net sales proceeds received by Borrower upon the sale of such Condominium Unit ("Release Consideration"). The term net sales proceeds, as used herein, shall mean the gross sales price of the Condominium Unit in question, as set forth in the purchase and sale agreement for such Condominium Unit, less (i) the amount of all closing costs, brokerage commissions and other customary fees and charges incurred by a seller of a Condominium Unit in the Denver Metropolitan Area; provided, however, that any and all of such amount shall not in the aggregate exceed eight percent (8%)of the gross sales price of such Condominium Unit; and/or (ii) the charge for all optional items and upgrades which are identified in the purchase agreement for such Condominium Unit. Borrower shall have provided Lender with a description of the Condominium Unit to be released, which description shall be satisfactory to Lender and Title Company.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1 CAPTIONS.

     The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

     16.2 MODIFICATION; WAIVER.

     No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

     16.3 GOVERNING LAW.

     Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Colorado.

     16.4 ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS.

     Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any conditions precedent to the Opening of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

     16.5 DISCLAIMER BY LENDER.

     This Agreement is made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, tenant, purchaser of a Condominium Unit or other party for labor or services performed or materials supplied in the use, operation, maintenance, lease, sale or ownership of the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.

     16.6 PARTIAL INVALIDITY; SEVERABILITY.

     If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     16.7 DEFINITIONS INCLUDE AMENDMENTS.

     Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

     16.8 ENTIRE AGREEMENT.

     This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

     16.9 WAIVER OF DAMAGES.

     In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and its Guarantors waive all claims for punitive, exemplary or consequential damages, including without limitation lost profits.

     16.10 CLAIMS AGAINST LENDER.

     Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender's ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan.

     16.11 JURISDICTION.

     TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY AND COUNTY OF DENVER OR COUNTY OF DOUGLAS AND STATE OF COLORADO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY COLORADO STATE OR UNITED STATES COURT SITTING IN THE CITY AND COUNTY OF DENVER OR COUNTY OF DOUGLAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

     16.12 SET-OFFS.

     After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower's accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by the Borrower with Lender (or its Affiliates).

                                   ARTICLE 17
                                     NOTICES

     Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

                  If to Borrower:

                  Silver Mesa at Palomino Park LLC
                  1600 Wynkoop Street, Suite 202
                  Denver, Colorado  80202
                  Telephone:        (303) 534-4396
                  Facsimile:        (303) 534-4398

                  With a copy to:

                  Wellsford Capital
                  535 Madison Avenue, 26th Floor
                  New York, New York  10022
                  Telephone:        (212) 838-3400
                  Facsimile:        (212) 421-7244

                  and with respect to notices of default only:

                  Brownstein Hyatt & Farber, P.C.
                  410 17th Street, 22nd Floor
                  Denver, Colorado  80202
                  Attn:  Howard J. Pollack, Esq.
                  Telephone:        (303) 534-6335
                  Facsimile:        (303) 623-1956

                  If to Lender:

                  KeyBank National Association
                  Mailstop CO-02-WT-0401
                  1675 Broadway, Suite 400
                  Denver, Colorado  80202
                  Attn:  Senior Vice President
                            Commercial Real Estate
                  Telephone:  720-904-4000
                  Facsimile:  720-904-4420

                  With a copy to:

                  KeyBank National Association
                  Mailstop CO-02-WT-0401
                  1675 Broadway, Suite 400
                  Denver, Colorado  80202
                  Attn:  Vice President CRE Services
                  Telephone:  720-904-4000
                  Facsimile:  720-904-4420

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

                                   ARTICLE 18

                              WAIVER OF JURY TRIAL

     BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  EXECUTED as of the date first set forth above.

BORROWER:        SILVER MESA AT PALOMINO PARK LLC,
                          a Colorado limited liability company

                          By: Wellsford Park Highlands Corp., a Colorado corporation, its Manager

                                   By: /s/ David M. Strong
                                       -----------------------
                                   Name:  David M. Strong
                                   Title:  Vice President
                                   Borrower's Tax ID No. 84-1461354


LENDER:          KEYBANK NATIONAL ASSOCIATION



                          By: /s/ Patricia McLaghlin
                              --------------------------
                          Name: Patricia McLaghlin
                          Title: Assistant Vice President

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

                                    EXHIBIT C

                               TITLE REQUIREMENTS

1. Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer's surplus and statutory reserves. Reinsurance must be obtained by closing for any policy exceeding such amount.

2. Loan Policy Forms. Standard 1992 American Land Title Association ("ALTA") form of loan title insurance policy, or the 1987 or 1970 (amended October 17, 1970 and October 17, 1984) ALTA loan form policies must be used (the ALTA 1990 loan policy will not be accepted).

3. Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4. Named Insured. The named insured under the Title Policy must be substantially the same as the following: "KeyBank National Association, and its respective successors and assigns."

5. Creditors' Rights. Any "creditors' rights" exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver.

6. Arbitration. In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1990 ALTA form loan policies include such provisions.

7. Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8. Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Mortgage. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9. Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefitting the property, and (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Property.

10. Exceptions to Coverage. With respect to the exceptions, the following applies:

     a) Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

     b) The "standard" exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

     c) The "standard" exception regarding tenants in possession under residential leases, should also be deleted. In the alternative, the exception should read as follows: "Rights or claims of parties in possession under residential leases or occupants of apartment units, as tenants only, without any right of first refusal to purchase any portion of the property." For commercial properties, a rent roll should be attached in lieu of the general exception.

     d) The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

     e) Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

     f) Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment.

     g) The Title Policy may not contain any exception for any filed or unfiled mechanics' or materialmen's liens.

     h) In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Bank. In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the Loan Documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

11. Endorsements. With respect to endorsements, the following applies:

     a) Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

     b) Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

     c) Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

     d)  Lender  may  require  the  following   endorsements   where  reasonably
applicable and available:

-access                            -due execution     -single tax lot
-address                           -first loss        -subdivision
-assessments                       -last dollar       -tie in
-assignment of leases and rents    -leasehold         -usury
-assignment of loan documents      -mineral rights    -zoning (ALTA 3.1-
-contiguity                        -mortgage tax         with parking)
-doing business                    -reverter

     12. Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

     a) that no conditions, covenants, or restrictions of record affecting the property:

     (i) have been violated,

     (ii) create lien rights which prime the insured mortgage,

     (iii) contain a right of reverter or forfeiture, a right of reentry, or power of termination, or

     (iv) if  violated  in the future  would  result in the lien  created by the
insured   mortgage  or  title  to  the  property  being  lost,   forfeited,   or
subordinated; and

     b)  that  except  for   temporary   interference   resulting   solely  from
maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Title Policy.

     13. Informational Matters. The Policy must include, as an informational note, the following:

     a) The recorded plat number together with recording information; and

     b) The property parcel number or the tax identification number, as applicable.

     14. Delivery of Copies. Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

                                    EXHIBIT D

                          FORM OF SURVEY CERTIFICATION

                      CERTIFICATION FOR SURVEYS (LONG-FORM)

I hereby certify to KeyBank National Association, its successors and assigns, and _____________ (insert Borrower and Title Insurance Company) that the survey prepared by me entitled " ________ " was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; that the size, location and type of buildings and improvements are as shown and all are within the boundary lines of the property; that there are no easements, encroachments or use affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted thereon; that all utility services required for the operations of the premises either enter the premises through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the survey shows the location and direction of all storm drainage systems for the collection and disposal of all roof and surface drainage; that any discharge into streams, rivers or other conveyance system is shown on the survey; and that the parcels described heron do not lie within flood hazard areas in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps". This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM" in 1997 for Class A Urban Survey and includes items 1-4, 6-11 and 13 of Table A.

                                    EXHIBIT E

                             INSURANCE REQUIREMENTS

Borrower shall obtain and keep in full force and effect permanent All Perils insurance coverage as appropriate, satisfactory to Lender, on the Project. All insurance policies shall be issued by carriers with a Best's Insurance Reports policy holder's rating of A and a financial size category of Class X and shall include a standard mortgage clause (without contribution) in favor of and acceptable to Lender. The policies shall provide for the following, and any other coverage that Lender may from time to time deem necessary:

     a) Coverage Against All Peril in the amount of 100% of the replacement cost of all Improvements located or to be located on the Land. If the policy is written on a CO-INSURANCE basis, the policy shall contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the full amount of the mortgage indebtedness. "KeyBank National Association and its successors and assigns" shall be named as the "Mortgagee" and "Loss Payee".

     b) Public liability coverage in a minimum amount of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate and excess liability coverage of not less than $5,000,000. "KeyBank National Association and its successors and assigns" shall be named as an "Additional Insured".

     c) Rent loss or business interruption coverage in a minimum amount approved by Lender.

     d) Flood hazard coverage in a minimum amount available, if the premises are located in a special flood hazard area ("Flood Hazard Area") as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

     e) Workers Compensation and Disability insurance as required by law.

     f) Such other types and amounts of insurance with respect to the premises and the operation thereof which are commonly maintained in the case of other property and buildings similar to the premises in nature, use, location, height, and type of construction, as may from time to time be required by the mortgagee.

Each policy shall provide that it may not be canceled, reduced or terminated without at least thirty (30) days prior written notice to Lender.

                                    EXHIBIT F

                                     BUDGET

                                    EXHIBIT G

                              LIBOR NOTICE ELECTION
                        NOTICE OF LIBOR FUNDING ELECTION

Date:

KeyBank National Association
1675 Broadway, Suite 400
Denver, Colorado  80202

Gentlemen:

Reference is made to the Promissory Note dated as of _______________, _____ (the "Note"). The undersigned hereby gives notice pursuant to the Loan Agreement of its desire for a LIBOR FUNDING ELECTION of a portion of the proceeds of the loan evidenced by the Note. The following are the details of the LIBOR funding election to be set up as of the commencement date specified below:

1.       The LIBOR funding commencement date is:              __________
2.       The LIBOR funding period expires:                    __________
3.       The LIBOR funding principal amount is:               __________
4.       The LIBOR funding rate is LIBOR plus 2% or:          __________

The sources for the above LIBOR are as follows (choose as appropriate):

         Prime Note Outstanding Balance
         Interest Due
         Current LIBOR Maturing
         Current LIBOR Maturing
         Total

The next LIBOR FUNDING ELECTION NOTIFICATION date is ___________________.

The undersigned represents and warrants that the LIBOR Funding Election requested hereby complies with the requirements of the Loan Agreement.

                        BORROWER:

                        SILVER MESA AT PALOMINO PARK LLC, a
                        Colorado limited liability company


                        By:________________________________________
                        Its:__________________________________________